UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 30, 2015

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit F, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 324-4513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On April 30, 2015, David Dworsky resigned from all offices of Heatwurx, Inc., a Delaware corporation (the “Company”) and its subsidiaries, including as President and Chief Executive Officer. Mr. Dworsky had served as President and Chief Executive Officer of the Company since November 2013. Mr. Dworsky remains a director of the Company; however, his employment by the Company has been terminated.

In connection with Mr. Dworsky’s willingness to continue to serve as a director of the Company, on April 30, 2015, the Board of Directors (with Mr. Dworsky abstaining) approved the grant to Mr. Dworsky of non-statutory options to purchase 125,000 shares of the Company’s common stock. The options are exercisable at $1.50 per share and vested on the grant date. The options were granted under the Company’s 2011 Equity Incentive Plan (the “Plan”) and terminate five years from the grant date.

Mr. Dworsky also agreed to cancel options to purchase 300,000 shares of the Company’s common stock.

On April 30, 2015, the Board of Directors of the Company appointed Heather Kearns, age 37, as Interim Chief Executive Officer of the Company. Ms. Kearns has served as our Interim Chief Financial Officer since November 6, 2014.  Ms. Kearns has served in the following positions during the last five years: From November of 2011 to March of 2013, Ms. Kearns worked as a consultant providing contract accounting services on special projects for Front Range CPA, LLC. From March 2013 to June 2014, Ms. Kearns worked as a Controller for the Company.  She was responsible for financial information of the Company in assistance to the Chief Financial Officer.  From June of 2014 to the present she has been working as a Controller for Sun Office Solutions, a retailer of office products and business solutions.  As the controller she is the Director of accounting responsible for financial information of Sun Office Solutions.  Prior to her appointment as Interim Chief Financial Officer, she had also been working as an independent contractor doing accounting for the Company.

The Company has agreed to pay Ms. Kearns a monthly compensation of $9,000, plus travel expenses.  Also, in connection with Ms. Kearns’ acceptance of Interim Chief Executive Officer, the Board of Directors approved the grant to her of non-statutory options to purchase 125,000 shares of the Company’s common stock.  The options are exercisable at $1.50 per share with 50% vesting on the grant date and the remaining 50% vesting one year from the grant date. The options were granted pursuant to the Plan and terminate five years from the grant date.

There are no arrangements or understandings between Ms. Kearns and any other persons pursuant to which she was selected as an officer.  There are no family relationships between Ms. Kearns and any director or executive officer.

On April 30, 2015, Glenn Russell accepted his appointment as a director of the Company replacing Stephan Garland who resigned on March 17, 2015. It is anticipated that the Company will enter into a consulting agreement with an entity owned by Mr. Russell; however, as of the present, no agreement has been entered into.  At this time, Mr. Russell has not been appointed to any committees and there are currently no plans for his appointment to any committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: May 6, 2015	By /s/ Heather Kearns
Heather Kearns, Interim Chief Executive Officer

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